Exhibit 23.1

                  INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this Registration Statement of Walden Residential Properties, Inc. on Form S-8 of our report dated March 7, 1996, with respect to the consolidated financial statements and schedule of Walden Residential Properties, Inc. and our report dated March 3, 1995, with respect to the combined financial statement of Walden Predecessors included in the Annual Report on Form 10-K of Walden Residential Properties, Inc. for the year ended December 31, 1995.

/s/ Deloitte & Touche LLP
-------------------------

DELOITTE & TOUCHE LLP

Dallas, Texas
February 28, 1997